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                                              THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                      Exhibit 11
                                                   COMPUTATION OF NET EARNINGS PER SHARE
                                                   (in thousands, except per share data)
                                                               (UNAUDITED)

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                                                                Thirteen weeks ended                Thirty-nine weeks ended
                                                        ----------------------------------    ----------------------------------
                                                         Oct. 28, 2000      Oct. 30, 1999      Oct. 28, 2000       Oct. 30, 1999
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
(a)  Net (loss) earnings before
       extraordinary (loss) gain......................       $ (62,271)            $ 9,930         $ (54,455)            $40,088

     Adjustment for interest on 4% convertible
       subordinated notes, net of income tax effect...               -                   -                 -                 968

     Adjustment for interest on zero coupon convertible
       subordinated notes, net of income tax effect...               -                   -                 -                   -
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(b)  Adjusted net (loss) earnings before
       extraordinary (loss) gain......................       $ (62,271)            $ 9,930         $ (54,455)            $41,056
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(c)  Average number of common shares outstanding
       during the period..............................          51,112              50,771            51,055              50,567

     Common shares assumed issued upon conversion of
       4% convertible subordinated notes..............               -                   -                 -               1,251

     Common shares assumed issued upon conversion of
       zero coupon convertible subordinated notes.....               -                   -                 -                   -

     Common shares assumed issued upon exercise
       of dilutive stock options, net of assumed
       repurchase, at the average market price........               -                  68                 -                 233
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(d)  Average number of common shares assumed
       outstanding during the period..................          51,112              50,839            51,055              52,051
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Basic (Loss) Earnings per Share:
     Before Extraordinary (Loss) Gain (a/c)...........       $   (1.22)            $   .20         $   (1.07)            $   .79
     Extraordinary (Loss) Gain........................            (.02)                  -               .04                   -
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Basic (Loss) Earnings per Share:                             $   (1.24)            $   .20         $   (1.03)            $   .79
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Diluted (Loss) Earnings per Share:
     Before Extraordinary (Loss) Gain (b/d)...........       $   (1.22)            $   .20         $   (1.07)            $   .79
     Extraordinary (Loss) Gain........................            (.02)                  -               .04                   -
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Diluted (Loss) Earnings per Share:                           $   (1.24)            $   .20         $   (1.03)            $   .79
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